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                                    EXHIBIT 1

        Margin Account Agreement Between Reporting Person and Prudential Securities Incorporated.







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                                | BRANCH     | ACCOUNT NO.     | FA  | DOC. ID |
                                |            |                 |     |         |
                                |     |R|W   | 0|5|2|8|7|3     | 1|5 |    70   |
                                -----------------------------------------------

CLIENT OPENING
ACCOUNT AGREEMENT

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To: Prudential Securities Incorporated and its affiliates

In consideration of your opening one or more accounts in the name(s) of the undersigned singly, jointly with others or otherwise, now or in the future, the undersigned agrees to the following:

1. I am of full age and represent that, unless I give you written notice to the contrary, I am not and will not be an employee of any exchange or a member firm of any exchange or the NASD, and that no one other than the undersigned who has such affiliation has or will have a direct or indirect interest in any accounts of the undersigned.

2. I agree to conduct my account in accordance with all applicable laws or regulations as well as the rules and practices of any market or clearing house through which my trades may be executed or processed.

3. You may require me to prepay for any order. I agree to pay for all transactions no later than settlement date. You shall have a general lien on all properties I may have on deposit with you either singly or jointly with another or otherwise and may, without notice to me or my successors, at your discretion, liquidate or transfer any such property in order to satisfy any indebtedness I may have to you or to relieve you of any risk of a deficit existing in any of my accounts. I shall be liable for any remaining deficiency in any of my accounts. You may conduct all transactions for me in accordance with the customs and usages of securities firms and of the various exchanges.

4. I will advise you if any of my sell orders are for securities which I do not own at the time of the order.

5. You may, at your discretion, decline to accept any orders or deliver out my account or require that I transfer my account from your firm. I understand that if I do not promptly transfer my account upon your demand, you reserve the right to liquidate positions in my account at your discretion.

6. Unless otherwise agreed in writing, I agree to pay commissions, charges, interest and fees at your prevailing rates which may be changed from time to time without notice to me, and to pay your reasonable attorneys' fees and interest at the highest lawful rate in the event you must take legal action to collect any amounts due from me to you.

7. Confirmation of transactions and statements for my accounts shall be binding upon me if I do not object in writing within ten days after mailing to me. I agree to promptly notify you by a writing addressed to the Branch Manager of the branch in which my account is maintained of any item I believe to be an error or omission in any confirmation or statement. I will so notify the Branch Manager even if an employee of the firm has promised to correct any such error. Communications mailed, wired, or telegraphed to me at the address specified by me shall, until you have received notice in writing from me of a different address, be deemed to have been personally delivered to me and I agree to waive all claims resulting from failure to receive such communications.

8. If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. Your failure to insist at any time upon strict compliance with this agreement or with any of its terms or any continued course of such conduct on your part shall not constitute or be considered a waiver by you of any of your rights.

9. This agreement shall inure to the benefit of your successors and assigns, shall be binding on me, my representatives, attorneys-in-fact, executors, administrators and assigns, and beneficial owners and shall be governed by the laws of the State of New York. In the event of my death, any order which I had given you shall be binding on my estate representative until you receive actual notice thereof.

10. Prudential Securities Incorporated client accounts are protected by SIPC and Prudential Securities' excess SIPC coverage. FDIC rules require that clients be informed that Prudential Securities is not a bank and that securities offered through Prudential Securities are not backed or guaranteed by any bank or insured by the FDIC unless otherwise expressly indicated.

11. * Arbitration is final and binding on the parties.

    * The parties are waiving their right to seek remedies in court, including the right to jury trial.

    * Pre-arbitration discovery is generally more limited than and different from court proceedings.

    * The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

    * The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The undersigned agrees, and by carrying an account for the undersigned you agree, all controversies which may arise between us concerning any transaction or the construction, performance or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration.

This contract shall be governed by the laws of the State of New York, and shall inure to the benefit of your successors and assigns, and shall be binding on the undersigned, my heirs, executors, representatives, attorneys-in-fact, administrators and assigns. Any controversy arising out of or relating to my account, to transactions with or for me or to this Agreement or the breach thereof, and whether executed or to be executed within or outside of the United States, shall be settled by arbitration before either the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or any other self-regulatory organization of which Prudential Securities Incorporated is a member, as I may elect and under the then existing arbitration procedures of the forum I have elected. If I do not make such election by registered mail addressed to you at your main office within five (5) days after demand by you that I make such election, then you may make such election. Notice preliminary to, in conjunction with, or incident to such arbitration proceeding, may be sent to me by mail and personal service is hereby waived. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof, without notice to me. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

By signing this agreement, the client acknowledges that he/she has received a copy of this agreement.

This agreement contains a pre-dispute arbitration clause at page 1 at paragraph 11.

            1/31/96                         /s/     ANDLYA YASA
                                                    ANDLYA YASA
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Date                                    Client Signature (Please Sign and Print)


-------------------------------         -----------------------------------------------------------
Date                                    Client Signature (If Joint Account) (Please Sign and Print)


                                                                          [LOGO]

Prudential Securities Incorporated, One Seaport Plaza, New York, N.Y. 10292


Form 5372 (Rev. 12-94)    BRANCH COPY    Prudential Securities Incorporated is a
   subsidiary of The Prudential Insurance Company of America, Newark, New Jersey



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